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                                    ARTER & HADDEN
                             1717 Main Street, Suite 4100
                               Dallas, Texas 75201-4605
                              Telephone: (214) 761-2100
                              Facsimile: (214) 741-7139



                                   August 20, 1996



Board of Directors
Vanstar Corporation
5964 West Las Positas Blvd.
Pleasanton, California  94588

Gentlemen:

    On August 12, 1996, Vanstar Corporation (the "Company") filed with the Securities and Exchange Commission a Registration Statement on Form S-4 (Registration No. 333-10023) under the Securities Act of 1933, as amended (the "Act"). An Amendment No. 1 to the Registration Statement is expected to be filed on or about August 21, 1996 (as amended, the "Registration Statement"). The Registration Statement relates to the offer and sale (the "Offering") by the Company of up to 350,000 shares of common stock, par value $.001 per share of the Company ("Common Stock") to be issued in connection with the simultaneous merger of Mentor Technologies, Inc., an Ohio corporation and Cybernetics Tutor, Inc., an Ohio corporation, with and into a wholly owned subsidiary of the Company (the "Merger"), pursuant to the terms of that Amended and Restated Agreement and Plan of Merger dated as of June 3, 1996 (the "Merger Agreement"). This firm has acted as counsel to you in connection with the preparation and filing of the Registration Statement and you have requested our opinion with respect to certain legal aspects of the Offering.

    In rendering our opinion, we have examined and relied upon the originals or copies, certified to our satisfaction, of (i) the Certificate of Incorporation and the Bylaws of the Company; (ii) copies of the resolutions of the Board of Directors of the Company authorizing the Merger Agreement, the Merger and the related Offering; (iii) the Registration Statement and exhibits thereto; (iv) the Merger Agreement, all amendments and ancillary documents thereto; and (v) such other documents and instruments as we have deemed necessary. In making our examinations, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, and the conformity to original documents of documents submitted to us as certified or photostatic copies. As to various questions of fact material to the opinions expressed herein, we have relied, to the extent we deem reasonably

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appropriate, upon representations or certificates of officers or directors of the Company and others and upon documents, records and instruments furnished to us by the Company, without independent check or verification of their accuracy. Finally, in rendering our opinions, we have assumed that the Merger contemplated by the Merger Agreement will be consummated in accordance therewith, without modification or amendment and without waiving material provisions thereof.

    Based on the foregoing, we are of the opinion that the shares of Common Stock of the Company to be issued pursuant to the Merger Agreement and registered pursuant to the Registration Statement, when issued in accordance with the Merger Agreement, and upon actual receipt by the Company of the consideration to be received thereby pursuant to the terms of such Merger Agreement, will be duly and validly issued, fully paid and nonassessable.

    This opinion is limited in all respects to the General Corporation law of the State of Delaware as in effect on the date hereof; however, we are not members of the Bar of the State of Delaware and our knowledge of its General Corporation Law is derived from a reading of the most recent compilation of that statute available to us without consideration of any judicial or administrative interpretations thereof.

    We bring to your attention the fact that this legal opinion is an expression of professional judgment and not a guaranty of result. This opinion is given as of the date hereof, and we assume no obligation to update or supplement such opinion to reflect any facts or circumstances that may hereafter come to our attention or any changes in laws or judicial decisions that may hereafter occur.

    This opinion is furnished to you solely in connection with the shares of Common Stock to be offered and sold pursuant to the terms of the Registration Statement and may not be relied upon or described or quoted by any other person, firm or entity without, in each instance, our prior written consent. Notwithstanding the above, we hereby consent to the filing of this opinion, or a copy thereof, as an exhibit to the Registration Statement and to the statement made regarding our firm under the caption "Legal Matters" in the Joint Proxy Statement/Prospectus included in the Registration Statement. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Securities and Exchange Commission thereunder or the category of persons included within Section 11(a) of the Act.

                        Respectfully submitted,


                          /s/ Arter & Hadden
                        ARTER & HADDEN